August 1, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Inyx, Inc. (the “Company”), which is to be held at The Mark Hotel, Madison Avenue at 77th Street, New York, New York, 10021, on August 24, 2006, commencing at 9:00 a.m. (Eastern Daylight Time). The Company urges you to be present in person or to be represented by proxy at the Annual Meeting.

The Notice of Annual Meeting and the Proxy Statement fully describe the purposes for the Annual Meeting, which include the following: (i) to elect seven directors to serve until the 2007 Annual Meeting and until their successors are duly elected and qualified; (ii) to adopt the 2005 Equity Incentive Plan authorizing 6,000,000 shares of Common Stock to be issued thereunder; (iii) to convert the state of incorporation of the Company from Nevada to Delaware; and (iv) to transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors (the “Board”) believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interests of the Company and its stockholders, and the Board unanimously recommends a vote “FOR” each of those matters. Accordingly, the Company urges you to review the accompanying material carefully and to return the enclosed proxy promptly.

The Board has fixed July 26, 2006, as the record date for the determination of the stockholders who will be entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least ten days prior to the Annual Meeting at the Company’s offices, located at 825 Third Avenue, 40th Floor, New York, New York 10022, and it also will be available for inspection at the Annual Meeting.

Officers of the Company will be present to host the Annual Meeting and to respond to any questions from stockholders. Regardless of whether or not you expect to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy without delay. You may vote in person even if you have previously returned a proxy.

Sincerely,

/s/ Jack Kachkar

Jack Kachkar, M.D.

Chairman & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 24, 2006

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Inyx, Inc. (the “Company”), a Nevada corporation, will be held at The Mark Hotel, Madison Avenue at 77th Street, New York, New York, 10021, on August 24, 2006, commencing at 9:00 a.m. (Eastern Daylight Time).

The Annual Meeting will be convened for the following purposes:

1.	to elect seven directors to serve until the 2007 Annual Meeting and until their successors are duly elected and qualified;

2.	to adopt the 2005 Equity Incentive Plan authorizing the issuance of 6,000,000 shares of Common Stock thereunder;

3.	to convert the state of incorporation of the Company from Nevada to Delaware; and

4.	to transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. An Annual Report consisting of the Company’s Form 10-K for the fiscal year ended December 31, 2005, which includes audited financial statements, is also enclosed with this notice, and certain items of which may be incorporated by reference into the Proxy Statement accompanying this notice.

Only stockholders of record on July 26, 2006, are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least ten days prior to the Annual Meeting in the Company’s offices at 825 Third Avenue, 40th Floor, New York, New York 10022, and will also be available for inspection at the Annual Meeting.

Each vote is important. To ensure that it is cast, the enclosed proxy should be marked, signed, dated and returned as promptly as possible in the postage-prepaid envelope that has been enclosed for that purpose. A stockholder may vote in person even if he or she has previously returned a proxy.

By Order of the Board of Directors,

/s/ Rima Goldshmidt

Rima Goldshmidt, Secretary

August 1, 2006

INYX, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 24, 2006

August 24, 2006
9:00 a.m. (Eastern Daylight Time)

The Mark Hotel
Madison Avenue at 77th Street
New York, New York, 10021

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Inyx, Inc. (the “Company”), a Nevada corporation, of proxies from the holders of the Company’s common stock (the “Common Stock”), par value $.001 per share, for use at the Company’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”) or at any postponement or adjournment thereof, for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held at The Mark Hotel, Madison Avenue at 77th Street, New York, New York, 10021, on August 24, 2006, commencing at 9:00 a.m. (Eastern Daylight Time).

This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about August 1, 2006. Stockholders should review the information provided herein in conjunction with the Company’s Annual Report for the fiscal year ended December 31, 2005, which accompanies this Proxy Statement, and certain items of which may be incorporated by reference into this Proxy Statement.

The Company’s principal executive offices are located at 825 Third Avenue, 40th Floor, New York, New York 10022, and its telephone number is (212) 838-1111.

INFORMATION CONCERNING PROXIES

The enclosed proxy is solicited on behalf of the Board. The giving of a proxy does not preclude the right to vote in person should any stockholder giving a proxy so desire. Stockholders have the unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Secretary, at the Company’s headquarters, a written revocation or duly executed proxy bearing a later date. However, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

All shares represented by valid proxies at the Annual Meeting, unless the stockholder otherwise specifies, will be voted “FOR” the proposals (1), (2), and (3) described on the Notice of Annual Meeting and at the discretion of the proxy holders with respect to any matter not known to the Board on the date of mailing this Proxy Statement that may properly come before the Annual Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be cast accordingly.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may reimburse such persons for their expenses in so doing.

RECORD DATE AND OUTSTANDING VOTING SECURITIES

July 26, 2006, is the record date (the “Record Date”) for determining the stockholders who will be entitled to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding approximately 52,506,650 shares of Common Stock held by approximately 224 stockholders of record and 1,656 beneficial holders.

Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only outstanding securities of the Company that can vote at the Annual Meeting. Holders of Common Stock do not have cumulative voting rights.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

The presence at the Annual Meeting, either in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares of Common Stock so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, the Company will select an inspector of elections for the Annual Meeting. Such inspector will determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Abstentions and broker “non-votes,” which are proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be counted for determining whether a quorum is present, but will not be counted as votes cast.

VOTE REQUIRED

The nominee receiving the greatest number of votes cast by those entitled to vote will be elected. For the conversion of the state of incorporation from Nevada to Delaware, the affirmative vote of a majority of all shares outstanding is necessary. For approval of the 2005 Equity Incentive Plan and all other matters submitted at the meeting, an affirmative vote of the majority of the shares present in person or by proxy is necessary.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors serve for a term of one year or until their successors are elected and qualified. At the Annual Meeting, seven individuals will be elected as directors to serve until the Annual Meeting in 2007 and until their successors are duly elected and qualified. The nominees for election at the Annual Meeting as directors of the Board are Jack Kachkar, Steven Handley, Colin Hunter, Douglas Brown, Joseph Rotmil, Roger G. Harrison, and Peter Littmann.

Under the Company’s bylaws, directors are elected by the greatest number of votes cast by those entitled to vote at the Annual Meeting. Proxy holders may not vote proxies for a greater number of individuals than the nominees named. Unless otherwise instructed, proxy holders will vote proxies for the nominees.

The Board unanimously recommends a vote “FOR” the election of Messrs. Kachkar, Handley, Hunter, Brown, Rotmil, Harrison and Littmann.

DIRECTORS

Jack Kachkar, M.D.— Chairman, Chief Executive Officer and Director, age 43. Dr. Kachkar is a medical doctor with experience as an executive within the pharmaceutical industry. Dr. Kachkar has founded and assisted in the acquisition of a number of pharmaceutical companies focused on niche product development and manufacturing capabilities. He has also provided consulting and advisory services within the pharmaceutical industry and was a founder in 1995 of a medical publishing company. In addition to his role as Chairman of the Board and Chief Executive Officer of Inyx, Dr. Kachkar is currently the Chairman and Chief Executive of Karver International, Inc., a publicly-held health care services company. From 1996 until December 2002, Dr. Kachkar was President and CEO of Miza Pharmaceuticals, Inc. (“Miza”), a Canadian corporation in Toronto, Ontario. Miza is now inactive. While in operation, Miza had three operating subsidiaries, Miza Pharmaceuticals (UK), Ltd. (“Miza UK”), Miza Ireland Limited (“Miza Ireland”) and Miza Pharmaceuticals USA, Inc. (“Miza USA”). Dr. Kachkar was involved in the management of all four companies, although he resigned as an officer of Miza in December 2002 and as a director in May 2003, prior to that company becoming inactive; he resigned as a director of Miza UK in August 2002 and was never an officer; he resigned as a director of Miza Ireland in October 2002 and was never an officer; and he resigned as an officer of Miza USA in March 2003 and as a director in April 2003. Miza UK was placed in Administration in September 2002 and sold its assets out of Administration in March 2003 to Inyx Pharma; Miza Ireland’s assets were sold by a court-appointed liquidator during 2003; Miza USA was placed into Chapter 11 bankruptcy proceedings by its new owners in May 2003 under the name Carr Pharmaceuticals, Inc. and was then subsequently liquidated by its secured lenders. Dr. Kachkar earned his medical degree summa cum laude in 1995 from the English Language Medical Program at Semmelweis Medical University in Budapest, Hungary.

Steven Handley— President and Director, age 42. Mr. Handley has over 20 years experience within the pharmaceutical industry. During this period, Mr. Handley has held several senior management positions in manufacturing and technical operations. He has extensive experience in the development and manufacture of sterile pharmaceuticals and aerosols technology. Mr. Handley has worked for Evans Medical, Medeva PLC, and during the past five years, for CCL Pharmaceuticals and its successor Miza UK, where he was responsible for all manufacturing and technical operations as Senior Vice President. Mr. Handley holds a qualified pharmaceutical technician degree and is a member of several professional bodies. He also holds a diploma in management and is experienced in vaccine manufacturing and lyophilization technology.

Colin Hunter— Executive Vice President, Chief Scientific Officer and Director, age 50. Mr. Hunter has over 25 years experience within the pharmaceutical industry where he has held senior positions within quality and manufacturing operations, gaining extensive experience of regulatory authorities’ requirements for pharmaceutical products, including both FDA and EU regulatory agencies. During his career, he has worked for Glaxo Pharmaceuticals, Evans Medical Ltd. and Medeva PLC. From January 1990 until June 2000, he was European Quality Director for Medeva Pharma Ltd., a subsidiary of Medeva + Celltech PLC. From July 2000 until April 2001, he was Quality Director for CCL Industries, Inc. From May 2001 until February 2003, he was Senior Vice President of Miza Pharmaceuticals UK, Ltd. From March 2003 until April 2003, he was a director of Inyx Pharma Limited, and he became Executive Vice President of the Company in May 2003. Mr. Hunter holds a Bachelor of Science Degree with Honors in Bacteriology and Virology. He is a Chartered Biologist, Member of the Institute of Biology, Fellow of The Institute of Quality Assurance and a member of other professional societies.

Douglas Brown— Director, Compensation Committee Chair and Audit Committee Member, age 53. Mr. Brown is an independent director of the Company. He has been active in a number of financial and investment companies. He has served as a director of the L/M Asia Arbitrage Fund since June 1988 and of the Eastern Capital Fund since June 1988. Previously, Mr. Brown was Vice-President of Citibank in London, United Kingdom, and Geneva, Switzerland, where he managed over one billion dollars in assets. Mr. Brown graduated with an LL.B. from Edinburgh University, United Kingdom.

Joseph Rotmil— Director, Audit Committee Chair and Compensation Committee Member, age 55. Currently, he is President and CEO of Weston Capital Quest Corporation, a private consulting firm. Prior to that, since 1993, Mr. Rotmil had been President and CEO of Mixson Corporation, a manufacturer of public safety equipment. Prior to 1993, his experience includes serving as President and CEO of Cobotyx Corporation, a privately owned telecommunications equipment manufacturer, and earlier as Vice President, Finance and Chief Financial Officer of that company. Mr. Rotmil has also served as a Controller at Executone Information Systems, a telecommunications equipment manufacturer, and as a Director of Corporate Accounting for Tetley, Inc., a large consumer products company. He also served as a Controller for the Accessories Group of General Mills and as a Senior Financial Analyst at IBM. Mr. Rotmil began his career in 1972 as an auditor with Coopers & Lybrand (now part of PricewaterhouseCoopers).

Roger G. Harrison, Ph.D.— Nominee, age 59. Dr. Harrison has over 30 years of experience in the pharmaceutical industry. Currently, he serves as Associate Consultant with Plexus Ventures LLC; Chairman of the Board, Advanced Respiratory Technologies; Board Chairman and Chair of the Scientific Advisory Board, Performance Health Technologies; and Member of the Board, Macromed, Inc. From 2001 to 2004, he was President and CEO of Antares Pharma, Inc. Between 1984 and 2001, he held various scientific and business management positions at Eli Lilly and Company. From 1972 to 1984, he served in various scientific research and management positions at the Lilly Research Centre in the United Kingdom. Dr. Harrison holds numerous patents and has published widely. He holds a Ph.D. in Organic Chemistry from the University of Leeds, United Kingdom, and conducted postdoctoral research at the University of Zurich, Switzerland.

Peter Littmann, Ph.D.— Nominee, age 59. Since 2001, Dr. Littmann has been Chairman and CEO of Brandinsider GmbH, a brand strategy consulting company based in Hamburg, Germany. He is also a Professor of Marketing at the University of Witten/Herdecke, Witten, Germany. He serves as a Member of the Supervisory Board of Ciba Specialty Chemicals AG and as a Member of the Board of Ruckstuhl AG and Charles Vögele Holding AG. In addition, he is a Member of the Advisory Board of Nijenrode University, The Netherlands. From 1997 to 1999, Dr. Littmann served as Chairman and CEO of Wünsche AG. He was Chairman and CEO of Hugo Boss AG, from 1993 to 1997. He held various positions, including Member of the Executive Board, General Partner, and President and CEO, at Vorwerk & Co., from 1981 to 1993. Earlier in his career, Dr. Littmann served as Executive Director of Rosenthal AG and as President of a division of Girmes AG. He holds a Ph.D. in Economics from the University of Innsbruck in Austria.

EXECUTIVE OFFICERS

Jay M. Green— Executive Vice President and Director of Corporate Development, age 57. Mr. Green joined Inyx in December 2003. From January until November 2003, Mr. Green was a managing director of Duncan Capital, LLC, a merchant banking/investment banking firm that served as our investment banking firm. From June 2001 until 2002 year-end, Mr. Green was a Managing Director of BlueFire Partners, a Minneapolis-based capital markets advisory firm. From January 2001 until May 2001, Mr. Green served as an independent financial consultant advising both private and public companies. From June 2000 until December 2000, he was a Vice President with Unapix Entertainment, Inc., which was a public company on the American Stock Exchange (ASE: UPX) that filed for bankruptcy and its assets were subsequently liquidated. From March 1999 to May 2000, Mr. Green was an independent consultant advising private and public companies. From September 1998 until February 1999, he served as a Vice President with Paxar Corp. (NYSE: PXR). From January 1991 until May 1998, Mr. Green was a Vice President with Seitel, Inc. (which was on the ASE and then the NYSE during his tenure).

David Zinn, CPA — Vice President, Finance, age 35. Mr. Zinn joined Inyx in May 2006. Prior to joining Inyx, Mr. Zinn served as Audit Partner at the accounting firm of Infante and Company, where he led the firm’s Securities and Exchange Commission practice. Before then, he served as Chief Financial Officer of Electrolytic Technologies Corporation. His career in public accounting includes auditing small and large public companies. Mr. Zinn began his career with PricewaterhouseCoopers, LLP and subsequently held the position of Manager at Arthur Andersen, LLP. Mr. Zinn is a certified public accountant. He earned his M.S. in Taxation from Florida International University and has a B.S. in Accounting from the Richard T. Farmer School of Business at Miami University.

Rima Goldshmidt, CA— Vice President, Treasurer and Corporate Secretary, age 43. Ms. Goldshmidt has been employed with Inyx Canada Inc. and Inyx, Inc. since April 2003. Ms. Goldshmidt worked in the pharmaceutical industry for Miza Pharmaceuticals, Inc. between November 2001 and September 2002 as Director of Finance. From September 2002 to April 2003, she was a self-employed financial consultant to pharmaceutical companies. Prior to November 2001 Ms. Goldshmidt served as an audit manager at KPMG where she focused on serving clients in the life sciences industry. Ms. Goldshmidt is a Chartered Accountant with a BSc. degree in Microbiology and Biochemistry from the University of Toronto. Ms. Goldshmidt is a member of The Institute of Chartered Accountants of Ontario and the Canadian Institute of Chartered Accountants.

Stephen Beckman— Vice President of Sales, Marketing & Commercial Development; also, President of Exaeris, Inc., Inyx's wholly-owned marketing subsidiary, age 39. Mr. Beckman joined Inyx in September 2005. Prior to joining Inyx, Mr. Beckman served as a consultant to the pharmaceutical industry. Earlier, he served as Corporate Vice President of Global Franchise Management and Vice President of Corporate Marketing, Respiratory for Altana Pharma AG. He was also Worldwide Director - Pulmonary Marketing for SmithKline Beecham Pharmaceuticals. Mr. Beckman has held executive marketing positions also with Astra Merck Corporation and Fisons Pharmaceutical Corporation, and he began his career with Marion Merrell Dow Pharmaceuticals. Mr. Beckman holds a B.S. in Marketing from Syracuse University and engaged in graduate studies in pharmaceutical marketing at UCLA and advanced studies at the Wharton School of Business.

For further information regarding director and executive compensation, security ownership of directors, management and principal stockholders, certain relationships and related transactions, and the Board and its committees, see the enclosed Form 10-K.

PROPOSAL 2

PROPOSAL TO APPROVE THE COMPANY’S
2005 EQUITY INCENTIVE PLAN

General

On August 28, 2005, the Board of Directors approved, subject to stockholder approval, the Company’s 2005 Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan provides that key employees, consultants and non-employee directors of the Company or an affiliate (“eligible participants”) may be granted: (1) options to acquire shares of the Company’s common stock, (2) shares of restricted common stock, (3) stock appreciation rights, (4) performance-based awards, (4) “Dividend Equivalents,” and (5) other stock-based awards (collectively, “Awards”). The Incentive Plan will permit eligible participants to acquire a proprietary interest in the growth and performance of the Company. The purposes of the Incentive Plan are (1) to increase the incentive of its participants to contribute to the Company’s success and prosperity, thus enhancing stockholder value; and (2) to provide the Company with a proven means to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

The Company is seeking stockholder approval for the future issuance of options under the Incentive Plan to allow its participants to acquire up to 6,000,000 shares of the Company’s common stock.

The Incentive Plan is included in this Proxy Statement as Appendix A, and reference is made to Appendix A for a full description of the terms of the Incentive Plan.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the proposal to approve the Company’s Incentive Plan.

Description of the Incentive Plan

The following summary describes the principal provisions of the Incentive Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan attached as Appendix A to this proxy statement.

The total number of shares of common stock that may be subject to Awards under the Incentive Plan will not exceed six million shares. Such number of shares is subject to adjustment by the committee established to administer the Incentive Plan (the “Committee”) in the event of a recapitalization, stock split, stock dividend or similar corporate transaction. Such shares may be either authorized or unissued shares or shares held in treasury.

The Incentive Plan is generally designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to preserve the Company’s ability to take compensation expense deductions in connection with the exercise of options granted and the vesting of performance-based restricted stock under the Incentive Plan in certain circumstances. Under Code Section 162(m), a publicly held corporation is not permitted to take a federal income tax deduction for compensation recognized by certain executive officers in any year in excess of $1,000,000 unless such compensation meets the stockholder approval and other requirements of Code Section 162(m).

The Incentive Plan is administered by the Committee, which must be comprised of not less than two individuals appointed by the Board of Directors, each of whom is (1) to the extent required by Rule 16b-3 and the Exchange Act, a “non-employee director,” and (2) to the extent required by Code Section 162(m), an “outside director.” Our Compensation Committee will constitute the Committee, which may make such rules and regulations and establish such procedures for the administration of the Incentive Plan as it deems advisable.

The Committee may grant Awards under the Incentive Plan to eligible participants. The Company estimates that there are currently 558 eligible participants. The Committee has the discretion, in accordance with the provisions of the Incentive Plan, to determine the terms of the Award, to whom an Award is granted and the number of shares of stock subject to the Award.

Stock Options

An option granted under the Incentive Plan may be an incentive stock option (an “ISO”) or may be a non-qualified stock option (a “Non-ISO”), as determined at the time of grant. In certain circumstances, the grant of Non-ISOs, as opposed to ISOs, can result in federal income tax advantages to the Company, as described below.

The exercise price for options may not be less than the fair market value of the stock on the date of the grant of the options. The Incentive Plan provides that optionees may pay the exercise price: (1) in cash, (2) by delivery to the Company of shares of the Company’s common stock owned by the participant, (3) with other securities, (4) with other Awards, (5) with other property, or (6) through any combination of the above, in each case on such other terms and conditions as may be acceptable to the Committee (which may include payment in installments or on a deferred basis).

An option granted under the Incentive Plan may not be exercised later than the date specified by the Committee, which will be a maximum of 10 years from the date of the grant.

Restricted Stock

The Committee may award “restricted” shares of the Company’s common stock and restricted stock units, which are grants of common stock or Awards designated in shares of restricted stock that are subject to risk of forfeiture or other restrictions. Shares of restricted stock and restricted stock units will be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all shares of restricted stock and all restricted stock units still, in either case, subject to restriction, shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units.

Stock Appreciation Rights

The Committee is authorized to grant eligible participants stock appreciation rights. A stock appreciation right gives the recipient a right to receive, upon exercise of the stock appreciation right, the excess of (1) the fair market value (as determined by the Committee) of one share of common stock on the date of exercise or, if the Committee determines in the case of any such right other than one related to any ISO, at any time during a specified period before or after the date of exercise over (2) the grant price of the right, as specified by the Committee. The grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any stock appreciation right are determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

Performance Awards

The Committee is authorized to grant eligible participants performance awards. A performance award granted under the Incentive Plan (1) may be denominated or payable in cash, shares of common stock (including, without limitation, restricted stock), other securities, other Awards, or other property and (2) confer on the recipient rights valued as determined by the Committee and payable to, or exercisable by, the recipient, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, and the amount of any payment or transfer to be made pursuant to any performance award shall be determined by the Committee. The goals established by the Committee will be based on any one, or combination of, earnings per share, return on equity, return on assets, total stockholder return, net operating income, cash flow, revenue, economic value added, increase in the price of the Company’s common stock, cash flow return on investment, or any other measure the Committee deems appropriate. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

Dividend Equivalents

The Committee is authorized to grant Awards under which the recipients are entitled to receive payments equivalent to dividends or interest with respect to a number of shares of common stock determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of common stock or otherwise reinvested. Such Awards may have such terms and conditions as the Committee determines.

Other Stock-Based Awards

The Committee is also authorized to grant other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock (including, without limitation, securities convertible into shares of common stock), as are deemed by the Committee to be consistent with the purposes of the Incentive Plan. The Committee determines the terms and conditions of such Awards.

Miscellaneous

Awards granted under the Incentive Plan generally are not transferable, except that the Committee may, in its sole discretion and subject to certain limitations, permit the transfer of Non-ISOs at the time of grant or thereafter for estate planning purposes. No Awards may be granted under the Incentive Plan after September 15, 2015.

The number of Awards that may be granted under the Incentive Plan to executive officers is not determinable at this time.

PROPOSAL 3

REINCORPORATION INTO DELAWARE

Our Board of Directors has unanimously approved, and declared advisable, the conversion of the Company from a Nevada corporation into a Delaware corporation (the “Reincorporation”). A majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is required to approve the proposal to change the Company’s state of incorporation from Nevada to Delaware. Any shares not voted at the Meeting, whether due to abstentions or broker non-votes, will have the same effect as a vote against the proposal. Upon stockholder approval and the consummation of the Reincorporation, the Company will cease to exist as a Nevada corporation and the surviving Delaware corporation will continue to be named “Inyx, Inc.” As a result of the Reincorporation, the Articles of Incorporation in Nevada (the “Certificate of Incorporation”) and Bylaws of the Company will be replaced.

Upon effectiveness of the Reincorporation, each outstanding share certificate of the Company will automatically represent ownership in the same number of shares in the Company after Reincorporation. Thus, the Company will continue all of the business and operations, own all of the assets and other properties and will continue to be responsible for all of its current liabilities and obligations. The Reincorporation will not involve any change in our business, properties or management. The persons serving as officers and directors of the Company will continue to serve as the officers and directors of the Company after the Reincorporation.

The Board believes that it is in the best interests of the Company and its stockholders to change the Company’s state of incorporation from Nevada to Delaware for the various reasons that follow. However, as discussed in the sections that follow, if the change is approved, stockholders’ rights to vote on certain actions taken on behalf of the Company may be reduced.

It is expected that, following stockholder approval, the Reincorporation will be consummated as soon as practicable by the filing of a certificate of conversion with the Delaware Secretary of State and filing of articles of dissolution with the Nevada Secretary of State. No other federal or state regulatory approval is required in order to consummate the Reincorporation.

Our Board of Directors has the right to determine not to proceed with the Reincorporation, in their sole discretion, even if the Reincorporation is approved by the stockholders.

BACKGROUND AND PURPOSE

General.

The following discussion summarizes the important aspects of our proposed Reincorporation into Delaware. This summary is qualified by reference to the new Certificate of Incorporation of the Company, the form of which is attached as Appendix B, or the Bylaws of the Company, the form of which is attached as Appendix C.

Principal Reasons for Reincorporation into Delaware.

We believe that the Reincorporation into Delaware will provide a greater measure of flexibility and simplicity in corporate transactions and will make the Company more compelling to potential financing and strategic partners. We also believe that Delaware provides a recognized body of corporate law that will facilitate corporate governance by our officers and directors. Delaware is a favorable legal and regulatory environment in which to operate and where more than 50% of all U.S. publicly-traded companies are incorporated today. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated into Delaware. Because of Delaware’s longstanding policy of encouraging incorporation in that state, and consequently its preeminence as the state of incorporation for many major corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues. Furthermore, a substantial body of case law has developed construing Delaware Law and establishing public policies with respect to Delaware corporations that may provide greater predictability with respect to our corporate legal affairs.

For a discussion of some differences in stockholders’ rights and the powers of management under Delaware Law and Nevada law see “Certain Significant Differences Between the Corporation Laws of Nevada and Delaware.”

Principal Features of the Reincorporation.

The Reincorporation into Delaware will be effected by filing a certificate of conversion with the Secretary of State of the State of Delaware and the Secretary of State of the State of Nevada. The mailing address of the principal executive offices and the telephone number of the Company will remain the same. The full texts of the proposed Certificate of Incorporation and Bylaws of the Company, under which the Company’s business will be conducted after the Reincorporation, are attached as Appendices B and C, respectively. The discussion contained in this Proxy Statement summarizes the aspects of the Reincorporation and is qualified in its entirety by reference to such Appendices.

Upon the receipt by the Company of any required third party consents to the Reincorporation, and upon the filing of the appropriate certificate of conversion with the Secretary of State of the State of Delaware and the filing of the appropriate certificate of dissolution with the Secretary of State of the State of Nevada, the Company’s state of incorporation will change from Nevada to Delaware. The Company will then be subject to the Delaware General Corporation Law, and the Nevada Articles of Incorporation and Bylaws will be replaced. These changes will alter the rights of our stockholders. See “Certain Significant Differences Between the Corporation Laws of Nevada and Delaware” and the text of the proposed Certificate of Incorporation and Bylaws, which are attached hereto as Appendices B and C, respectively. We intend to file the appropriate certificate of conversion and thereby cause the reincorporation to be effective shortly following the annual meeting. As a result of the Reincorporation, the Company will cease its corporate existence in the State of Nevada.

The Company will continue to operate its business as a Delaware corporation. The outstanding stock certificates of the Company will still represent ownership of the Company. In addition, outstanding stock options and warrants to purchase shares of common stock of the Company will remain as stock options and warrants to purchase the same number of shares of common stock of the Company. Each employee stock plan and any other employee benefit plan to which the Company is a party will remain.

It will not be necessary for you to exchange your existing stock certificates for certificates of the reincorporated Company; outstanding stock certificates of the Company should not be destroyed or sent to the Company. The common stock of the Company will continue to be quoted through the OTC Bulletin Board, which will consider the existing stock certificates as constituting “good delivery” in transactions subsequent to the Reincorporation.

The Certificate of Incorporation and Bylaws of the Company will be different from the Nevada Articles of Incorporation and Bylaws subsequent to the Reincorporation. Your rights as stockholders will be affected by the Reincorporation by, among other things, the differences between the laws of the State of Nevada, which currently govern the Company, and the laws of the State of Delaware, which will govern the Company subsequent to the Reincorporation. See the information under “Certain Significant Differences Between the Corporation Laws of Nevada and Delaware” for a summary of the differences between the corporate laws of the State of Nevada and the State of Delaware.

The Reincorporation will not result in any changes in our business, management, assets, liabilities or net worth. Upon completion of the Reincorporation, the Company will maintain, by operation of law, all of our business, assets and liabilities. The Board of Directors and officers of the Company will consist of the same persons who are our directors and officers prior to the Reincorporation. Our daily business operations will continue at our principal executive offices at 825 Third Avenue, 40th Floor, New York, New York 10022.

CERTAIN SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF NEVADA AND DELAWARE

On consummation of the Reincorporation, the stockholders of the Company, whose rights currently are governed by Nevada law and the Company’s Articles and Bylaws, which were created pursuant to Nevada law, will become stockholders of a Delaware company and their rights as stockholders will then be governed by Delaware Law and a Delaware Certificate and Bylaws that will be created under Delaware law. Although the corporate statutes of Nevada and Delaware are similar, certain differences exist. The most significant differences, in the judgment of the management of the Company, are summarized below. This summary is not intended to be complete, and stockholders should refer to the General Corporation Law of the State of Delaware (“Delaware Law”) and the Nevada Business Corporation Act (“Nevada Law”) to understand how these laws apply to the Company.

Classified Board of Directors. Delaware Law permits any Delaware corporation to classify its board of directors into as many as three classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of one, two or three years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Nevada Law also permits corporations to classify boards of directors provided that at least one-fourth of the total number of directors is elected annually.

Removal of Directors. With respect to removal of directors, under Nevada Law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause. Under Delaware Law, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors.

Annual Meetings. Under Delaware Law, if the annual meeting for the election of directors is not held on the designated date or action by written consent to elect directors in lieu of an annual meeting has not been taken, the directors are required to cause that meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the designated date for the annual meeting, or if no date has been designated for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director. Under Nevada Law, if the annual meeting is not held within 18 months after the last election of directors, the district court has jurisdiction to order the election of directors, upon application of any one or more stockholders holding at least 15% of the voting power.

Special Meetings of the Stockholders. Delaware Law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. Nevada Law does not address the manner in which special meetings of stockholders may be called.

Adjournment of Stockholder Meetings. Under Delaware Law, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Under Nevada Law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

Duration of Proxies. Under Delaware Law, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Nevada Law, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years.

Stockholder Vote for Mergers and Other Corporate Reorganizations. In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Delaware Law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada Law does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

Cumulative Voting. Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors. Nevada Law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed. A Delaware corporation may provide for cumulative voting in the corporation’s certificate of incorporation. The Company does not have cumulative voting and will not have cumulative voting following the Reincorporation.

Actions by Written Consent of Stockholders. Nevada Law and Delaware Law each provide that, unless the articles/certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing. In addition, Delaware Law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

Indemnification of Officers and Directors and Advancement of Expenses. Delaware and Nevada law have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents. Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware Law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provides for mandatory advancement. Under Nevada Law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Limitation on Personal Liability of Directors. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The Company’s Delaware Certificate of Incorporation will limit the liability of directors to the fullest extent permitted by law. While Nevada Law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in two respects. First, the Nevada provision applies to both directors and officers. Second, while the Delaware provision excepts from limitation on liability a breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Thus, the Nevada provision expressly permits a corporation to limit the liability of officers, as well as directors, and permits limitation of liability arising from a breach of the duty of loyalty.

Dividends. Delaware Law is more restrictive than Nevada Law with respect to when dividends may be paid. Under Delaware Law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware Law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation. Nevada Law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Restrictions on Business Combinations. Both Delaware Law and Nevada Law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware Law, a corporation which is listed on a national securities exchange, included for quotation on the NASDAQ Stock Market or held of record by more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least 66-2/3% of the corporation’s outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder. Delaware Law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock. Nevada Law regulates business combinations more stringently. First, an “interested stockholder” is defined as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Second, the three-year moratorium can be lifted only by advance approval by a corporation’s board of directors. Finally, after the three-year period, combinations with “interested stockholders” remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or (ii) the interested stockholders satisfy certain fair value requirements. As in Delaware, a Nevada corporation may opt out of the statute with appropriate provisions in its articles of incorporation.

The Board unanimously recommends a vote “FOR” the approval of the conversion of the Company from a Nevada corporation into a Delaware corporation.

OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

The Company knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders are entitled to present proposals for action at the next Annual Meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission and the terms of the Company’s bylaws. Proposals that are intended to be presented by stockholders at the 2007 Annual Meeting must be received by the Company at 825 Third Avenue, 40th Floor, New York, New York 10022, by February 1, 2007, in order for them to be considered for inclusion in the Proxy Statement for the 2007 Annual Meeting. In the case of other stockholder proposals not submitted in time to be included in the Company’s proxy materials, the Company may generally exercise discretionary voting authority as conferred by proxies at the 2007 Annual Meeting.

By Order of the Board of Directors,

/s/ Jack Kachkar

Jack Kachkar, M.D.

Chairman & Chief Executive Officer

APPENDIX A

INYX, INC.

2005 EQUITY INCENTIVE PLAN

1.     PURPOSE

The purposes of this Inyx, Inc. 2005 Equity Incentive Plan (the “Plan”) are to encourage selected employees, outside directors and consultants of Inyx, Inc. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

2.     DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “Consultant” shall mean a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor. Service as a consultant shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

(f) “Committee” shall mean a committee of the Board of Directors of the Company, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two directors, each of whom is not an employee of the Company or an Affiliate and meets the “Non-Employee Director” eligibility requirements imposed by Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended, and each of whom is an outside director for purposes of Section 162(m) of the Code.

(g) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(h) “Employee” shall mean any employee of the Company or of any Affiliate.

(i) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other Securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(j) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(k) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(l) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(m) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(n) “Outside Director” shall mean a member of the Board of Directors of the Company or any Affiliate who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

(o) “Participant” shall mean an Employee, Outside Director or Consultant who receives an Award under the Plan.

(p) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(q) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(r) “Predecessor Plan” shall mean the Company’s 2003 Employee Stock Option Plan.

(s) “Released Securities” shall mean shares of Restricted Stock as to which all restrictions imposed by the committee have expired, lapsed, or been waived.

(t) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(u) “Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(v) “Shares” shall mean the shares of common stock of the Company, $.001 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(w) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

3.     ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any award; (v) determine the time or times when each Award shall become exercisable and the duration of the exercise period; (vi) determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee, director or consultant of the Company or of any Affiliate. In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, once the Award is made, the Committee shall not have discretion to increase the amount of compensation payable under the Award that would otherwise be due upon attainment of the performance goal. Actions of the Committee may be taken either (i) by a subcommittee, designated by the Committee, composed of two or more members, or (ii) by the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan.

4.     SHARES AVAILABLE FOR AWARDS

(a)	SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b);

(i) CALCULATION OF NUMBER OF SHARES AVAILABLE. The number of Shares available for granting Awards under the Plan shall be 6,000,000. Further, if, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or by an award granted under a Predecessor Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.

(ii) ACCOUNTING FOR AWARDS. For purposes of this Section 4,

A. if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

B. Dividend Equivalents and Awards not denominated in Shares shall not be counted against the aggregate number of Shares available for granting Awards under the Plan.

(iii) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

(b)
ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, purchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Section 6(g)(vi), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided, further, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

5.     ELIGIBILITY

Any Employee, Outside Director or Consultant shall be eligible to receive Awards under the Plan. Any Awards granted to members of the Committee shall be approved by the Board of Directors of the Company.

6.     AWARDS

(a)
OPTIONS. The Committee is hereby authorized to grant Options with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i) EXERCISE PRICE. The exercise price per Share of each Option shall be determined by the committee; provided, however, that such exercise price per Share under any Incentive Stock Option shall not be less than 100% (110% in the case of a “10-percent shareholder as such term is used in Section 422(c)(5) of the Code”) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

(ii) OPTION TERM. The term of each Option shall be fixed by the Committee, provided that no Incentive Stock Option shall have a term greater than 10 years (5 years in the case of a “10-percent shareholder”) as such term is used in Section 422(c)(5) of the Code).

(iii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b)
STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i) ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units.

(ii) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii) REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the Participant promptly after such Restricted Stock shall become Released Securities.

(d)
PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. The goals established by the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, revenue, economic value added, increase in Share price or cash flow return on investment, or any other measure the Committee deems appropriate. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

(e)
DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

(f)
OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards.

(g)	GENERAL.

(i) NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time or at a different time from the grant of such other Awards or awards.

(iii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv) LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, a) designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant or b) transfer any Award other than an Incentive Stock Option for bona fide estate planning purposes. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant, a permitted transferee or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi) SHARE CERTIFICATES. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7.     AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)
AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person.

(b)
AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any Participant, other holder or beneficiary of an Award.

(c)
ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. Except as provided in the following sentence, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan. In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee shall not have authority to adjust the Award in any manner that would cause the Award to fail to meet the requirements of Section 162(m).

(d)
CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

8.    GENERAL PROVISIONS

(a)
NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Outside Director, Consultants, other holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)
DELEGATION. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees, Consultants, or other holders or beneficiaries of Awards under the Plan who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and who also are not “covered employees” for purposes of Section 162(m) of the Code.

(c)
WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)
NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)
NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to remain an employee, director or consultant of the Company or any Affiliate. Further, the Company or an Affiliate may at any time terminate the service of any employee, director or consultant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)
GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Nevada and applicable federal law.

(g)
SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)
NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)
NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Share, or whether such fractional Shares of any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j)
HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

9.     EFFECTIVE DATE OF THE PLAN

Subject to the approval of the shareholders of the Company, the Plan shall be effective September 15, 2005 (the “Effective Date”); provided, however, that to the extent that Awards are granted under the Plan before its approval by shareholders, the Awards will be contingent on approval of the Plan by the shareholders of the Company at an annual meeting, special meeting, or by written consent, which meeting shall be held within one year of the Effective Date.

10.     TERM OF THE PLAN

No Award shall be granted under the Plan more than 10 years after the Effective Date. However, unless otherwise expressly provided in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

11.     TERMINATION OF PREDECESSOR PLANS

Upon the Effective Date, the Predecessor Plans shall terminate and no further awards or grants may be made under such Predecessor Plans.

APPENDIX B

CERTIFICATE OF INCORPORATION

OF

INYX, INC.

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware (hereinafter referred to as the “GCL”), hereby certifies:

ARTICLE ONE

The name of the corporation is Inyx, Inc. (the “Corporation”).

ARTICLE TWO

The address of its registered office in the State of Delaware is 615 South Dupont Highway, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

ARTICLE FOUR

The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be one hundred fifty million (150,000,000) shares of Common Stock of the par value of ($.001) each, and ten million (10,000,000) shares of Preferred Stock of the par value of ($.001) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

1. Issuance in Class or Series. The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

All shares of the Common stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights. All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon shall accrue and be cumulative.

2. Other Provisions. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation In the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

ARTICLE FIVE

The name and mailing address of the incorporator is:

Stephen C. Hagedorn
1717 Main Street, Suite 3700
Dallas, Texas 75201

ARTICLE SIX

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The following individuals shall serve as directors until their successors are elected and qualified:

Jack Kachkar	Douglas Brown
Steve Handley	Joe Rotmil
Collin Hunter

ARTICLE SEVEN

The Corporation is to have perpetual existence.

ARTICLE EIGHT

No stockholder shall have any pre-emptive right to purchase shares of the Corporation.

ARTICLE NINE

1. Designations. The governing board of the Corporation shall be styled as a “Board of Directors,” and any member of said Board shall be styled as a “Director.”

2. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional Directors under specified circumstances, shall consist of not less than one (1) nor more than twenty-one (21) persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Upon a resolution adopted by the Board of Directors, the Directors may be divided into three classes of equal or approximately equal number, with all three classes to be elected at the first meeting following such action. The initial term of office of Class I, will expire at the annual meeting one year after such resolution; of Class II, at the annual meeting two years after such resolution; and of Class III, at the annual meeting three years after such resolution. Each Director elected shall hold office until his successor shall be elected and shall qualify. At each annual meeting of stockholders beginning with the annual meeting following such action, directors elected to succeed those whose terms are then expiring shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election.

3. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be at least ninety (90) days in advance of the date in which the next previous annual meeting of stockholders was held.

4. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.

5. Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. As used herein, cause shall mean only the following: proof beyond the existence of a reasonable doubt that a Director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

6. Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Nine, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation. In the resolution setting forth the proposed amendment, the board of directors may insert a provision allowing the board of directors to later abandon the amendment, without consent by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Secretary of State of the State of Delaware.

ARTICLE TEN

Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, adopt any provision inconsistent with or repeal this Article Ten, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws.

ARTICLE ELEVEN

No stock, whether paid up or issued as fully paid, shall be subject to assessment to pay the debts of the Corporation.

ARTICLE TWELVE

The Corporation shall have the power to indemnify its present or former Directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the General Corporation Law of the State of Delaware. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaws, agreements, vote of stockholders or disinterested Directors, or otherwise.

ARTICLE THIRTEEN

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under the Act, or (iv) for any transaction from which the Director derived an improper personal benefit.

IN WITNESS WHEREOF, I have hereunto set my hand, this ___ day of August, 2006.

Stephen C. Hagedorn, Incorporator

APPENDIX C

BYLAWS OF

INYX, INC.

(the “Corporation”)

ARTICLE I

Offices

Section 1.1. The registered office of the Corporation shall be in the State of Delaware.

Section 1.2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders

Section 2.1. All meetings of the stockholders for the election of Directors and for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. An annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year on a date to be selected by the Board of Directors. At the meeting, the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting.

Section 2.3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, for any purpose germane to the meeting, which shall be open to the inspection of any stockholder during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman or by the Board of Directors or by the written order of a majority of the Directors; and shall be called by the Chairman or Secretary at the request in writing of stockholders owning 80% or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request by the stockholders shall state the purpose or purposes of the proposed meeting.

Section 2.6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, these Bylaws or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact, for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after six (6) months from its date, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the Corporation prior to, or at the time of, the meeting. Any vote may be taken via voice or by show of hands unless the holders of at least ten percent (10%) of shares outstanding and entitled to vote object, in which case written ballots shall be used.

Section 2.11. Any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by hand delivery or certified mail, return receipt requested, to its registered office in Delaware, its principal place of business or an officer or agent having custody of the minute book of the Corporation. The Corporation shall provide a copy thereof to all stockholders not participating in the consent action. Notwithstanding anything contained in these Bylaws to the contrary, this Section 2.11 may be amended, supplemented, or appealed only by the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Section 2.12. Any stockholder proposing to nominate a person for election to the Board of Directors shall provide the Corporation ninety (90) days prior written notice of such nomination, stating the name and address of the nominee and describing his qualifications for being a Director of the Corporation. Such notice shall be sent or delivered to the principal office of the Corporation to the attention of the Board of Directors, with a copy to the Chairman and Secretary of Corporation.

Section 2.13. At any meeting of stockholders, the Chairman of the Corporation shall act as the chairman of the meeting, and the stockholders shall not have the right to elect a different person as chairman of the meeting. The chairman of the meeting shall have the authority to determine (i) when the election polls shall be closed in connection with any vote to be taken at the meeting; and (ii) when the meeting shall be recessed. No action taken at a meeting shall become final and binding if any group of stockholders representing 33-1/3% or more of the shares entitled to be voted for such action shall contest the validity of any proxies or the outcome of any election.

Section 2.14. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting. A record date shall be used in lieu of closing the stock transfer book. In the absence of any action of the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

Section 2.15. The order of business at annual meetings, and so far as practicable at other meetings of stockholders, shall be as follows unless changed by the Chairman:

(1) Call to order

(2) Proof of due notice of meeting

(3) Determination of quorum and examination of proxies

(4) Announcement of availability of voting list (See Bylaw 2.04)

(5) Announcement of distribution of annual statement (See Bylaw 7.4)

(6) Reading and disposing of minutes of last meeting of stockholders

(7) Reports of Officers and committees

(8) Appointment of voting inspectors

(9) Unfinished business

(10) New business

(11) Nomination of Directors

(12) Opening of polls for voting

(13) Recess

(14) Reconvening; closing of polls

(15) Report of voting inspectors

(16) Other business

(17) Adjournment

ARTICLE III
Directors

Section 3.1. The business and affairs of the Corporation shall be managed by a Board of Directors, which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the stockholders by law, by the Certificate of Incorporation or by these Bylaws. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional Directors under specified circumstances, the Board of Directors shall consist of not less than one (1) nor more than twenty-one (21) persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (iii) the Certificate of Incorporation. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Upon a resolution adopted by the Board of Directors, the directors may be divided into three classes of equal or approximately equal number, with all three classes to be elected at the first meeting following such action. The initial term of office of Class I, will expire at the annual meeting one year hence; of Class II, at the annual meeting two years hence; and of Class III, at the annual meeting three years hence. Each director elected shall hold office until his successor shall be elected and shall qualify. At each annual meeting of stockholders beginning with the annual meeting following such action, directors elected to succeed those whose terms are then expiring shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. Should the number of directors which constitute the whole Board of Directors be changed as permitted by this Section 3.1, such majority of the whole Board of Directors or such holders of sixty six and two-thirds (66-2/3%) or more of the voting power of the Corporation, as applicable, shall also fix and determine the number of directors of which each class shall be comprised. Subject to the rights of holders of any series of any Preferred Stock then outstanding, any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filed by a majority vote of the Directors then in office even though less than a quorum or by a sole remaining Director and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If the remaining Directors fail to select a successor Director to fill a vacancy within sixty (60) days of its occurrence, the vacancy shall be filled by the vote of a majority of the outstanding shares. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. Newly-created directorships resulting from any increase in the authorized number of Directors may be filled by the remaining Directors. Directors elected to fill a vacancy will serve the remaining portion of the unexpired term; provided, however, that Directors elected to fill a vacancy by virtue of expanding the number of Directors shall serve until the next election of Directors by stockholders.

Section 3.2. No stockholder shall have the right to cumulate his votes for the election of Directors but each share shall be entitled to one vote in the election of such Director. At any meeting of the stockholders, every stockholder having the right to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation prior to, or at the time of, the meeting.

Meetings of the Board of Directors

Section 3.3. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.4. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the stockholders, and at the same place unless the Directors change such time or place by unanimous vote.

Section 3.5. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.6. Special meetings of the Board may be called by the Chairman or by Directors constituting at least one-third of Directors in office, on three (3) days' notice to each Director, either personally or by mail or by facsimile.

Section 3.7. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, these Bylaws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered into the minutes of the meeting, or unless he or she files their written dissent thereto with the Secretary of the meeting or forwards such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

Section 3.8. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.10. Interested Directors, Officers and stockholders.

(a) If Paragraph (b) is satisfied, no contract or other transaction described in subparagraph (b) below between the Company and any of its Directors, Officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of such relationship or because of the presence of such Director, Officer or stockholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

(b) Paragraph (a) shall apply only if:

(1) The material facts of the relationship or interest of each such Director, Officer or stockholder are known or disclosed:

(A) To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(B) To the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested stockholder to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; and

(2) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board or the stockholders.

(c) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

Committees of Directors

Section 3.11. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate Committees from among its members and establish the power and authority of such Committee(s) to the extent permitted by law.

Section 3.12. Any member of a Committee may be removed by the Board of Directors by the affirmative vote of a majority of the entire Board whenever in its judgment the best interests of the Corporation will be served thereby.

Section 3.13. A vacancy occurring in a Committee (by death, resignation, removal or otherwise) shall be filled by the Board of Directors in the manner provided for original designation in Section 3.11 above.

Section 3.14. At meetings of a Committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of a Committee, except as otherwise specifically provided by the statute or by the Certificate of Incorporation or by these Bylaws. If a quorum is not present at a meeting of a Committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.15. By resolution of the Board of Directors, the members of each committee may be paid their expenses, if any, of attendance at each meeting of each committee and may be paid a fixed sum for attendance at each meeting of each committee or a stated salary as a member thereof. No such payment shall preclude any member from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.16. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

Section 3.17. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of a committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book.

Section 3.18. The designation of a committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 3.19. The Board of Directors shall consider the formation of the following committees to conduct the business and affairs of the Corporation to the extent authorized by the resolution, including but not limited to the following: Audit Committee, Compensation Committee and Executive Committee. The Board of Directors, by majority vote, shall have the power at any time to change the powers and members of any committee, to fill vacancies and to dispose of any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority to such committee shall not operate to relieve the Board of Directors of any responsibility imposed by law.

Compensation of Directors

Section 3.20. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
Notices

Section 4.1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by facsimile.

Section 4.2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
Officers

Section 5.1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman, president, one or more vice presidents, any one or more of which may be designated executive vice president or senior vice president, a secretary, and a treasurer. The Board of Directors may also choose a chairman of the board, assistant vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The Chairman shall be elected from among the Directors.

Section 5.2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chairman, president, one or more vice presidents, a secretary and a treasurer.

Section 5.3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or a committee thereof.

Section 5.5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors then in office at any regular or special meeting. Such removal shall be without prejudice to the contract rights, if any, of the person so removed, provided, however, that the election or appointment of an officer shall not, of itself, create contract rights. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors of the Corporation. In the Chairman's absence, such duties shall be attended to by the President. The Chairman shall be the chief executive officer of the Corporation and shall have the duties or powers, express, apparent, or implied associate with such title, except as set forth herein or in resolutions adopted by the Board of Directors. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. Within this authority and in the course of his or her duties the Chairman shall:

(a) Preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or, if there is none, at all meetings of the Board of Directors, and shall be ex officio a member of all the standing committees, including the Executive Committee, if any.

(b) Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

(c) When authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors orders otherwise by resolution, make such contracts as the ordinary conduct of the Corporation's business requires.

(d) Subject to the approval of the Board of Directors, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agent, employees, and clerks of the Corporation other than the duly appointed Officers, and, subject to the direction of the Board of Directors, control all of the Officers, agents and employees of the Corporation.

Section 5.7 The President, shall, in the absence of the Chairman, perform the duties and have the authority and exercise the power of the Chairman. He or she shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate.

Section 5.8. The Vice Presidents, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate.

Section 5.9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. He or she shall be under the supervision of the Chairman. He or she shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate.

Section 5.10. The Assistant Secretaries, if any, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate.

Section 5.11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman and Directors, at the regular meeting of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office. He or she shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate.

Section 5.12. The Assistant Treasurer, if any, shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI
Certificates for Shares

Section 6.1. The Corporation shall deliver stock certificates representing all shares to which shareholders are entitled in such form as may be determined by the Board of Directors. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Delaware; the name of the person to who it is issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, and any restrictions or statements required by law. Such certificates shall be signed by the Chairman, President or Vice President and either by the Secretary of Assistant Secretary or such officer or officers as the Board of Directors shall designate. Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Certificates shall also contain such legends or statements as may be required by law and any agreement between the Corporation and the holder thereof. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special lights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any security of the Corporation, including, among others, any certificate evidencing shares of the Common Shares and Preferred Shares or warrants to purchase Common Shares and Preferred Shares of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the Blue Sky laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the Blue Sky laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND OTHER APPLICABLE LAWS.”

Section 6.2. The consideration for the issuance of shares shall consist of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for the shares to be issued is adequate. The judgment of the Board of Directors as to the adequacy of the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The Corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

Section 6.3. Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

Section 6.4. For any indebtedness of a Stockholder to the Corporation, the Corporation shall have a first and prior lien on all preferred or common shares owned by him and on all dividends or other distributions declared thereon.

Section 6.5. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to any requirements of the Act or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.6. Any or all the signatures on a certificate may be facsimile, if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 6.7. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond issued by sureties acceptable to the Corporation in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfer of Stock

Section 6.8. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

Section 6.9. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to him or her, and in default thereof, he or she shall not be entitled to service or mailing of any such notice.

Fixing Record Date

Section 6.10. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 6.11. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold such person registered on its books liable for calls and assessments as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
Miscellaneous/Dividends

Section 7.1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in properly or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

Section 7.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall determine to be in the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Checks

Section 7.3. All checks, demands, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Contracts

Section 7.4. The Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Deposits

Section 7.5. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

Fiscal Year

Section 7.6. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Indemnification

Section 7.7. Unless otherwise provided in the Certificate of Incorporation, the Corporation shall indemnity its officers, agents and Directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director, agent or officer or former Director or officer or such person may be entitled under any agreement, insurance policy, vote of stockholders or otherwise.

ARTICLE VIII
Amendments

Section 8.1. Notwithstanding any other provision contained in these Bylaws to the contrary, Sections 2.5, 2.11, 2.12, 2.13, 3.1, and this Article VIII of these Bylaws may be amended, supplemented, or repealed only by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) or more of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. In addition to the foregoing, the Board of Directors may amend or repeal these Bylaws or adopt new Bylaws.

INYX, INC. 825 THIRD AVE. 40TH FLOOR NEW YORK, NY 10022	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Inyx, Inc., c/o ADP, 51 Mercedes Way, Edgewood NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INXIN1	KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INYX, INC. Vote on Directors

1. Election of Directors		For All	Withhold All	For All Except		To withhold authority to vote for any individual Nominee, mark “For All Except” and write the Nominee’s name on the line below.
Nominees:
01) Jack Kachkar, M.D.	05) Joseph Rotmil
02) Steven Handley	06) Roger G. Harrison, Ph.D.	□	□	□		___________________________________
03) Colin Hunter	07) Peter Littmann, Ph.D.
04) Douglas Brown

Vote on Proposals		For	Against	Abstain
2. The proposal to approve the Company’s 2005 Equity Incentive Plan.		□	□	□

3. The proposal to convert the state of incorporation of the Company from Nevada to Delaware.		□	□	□

The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.			□

		Yes	No

Please indicate if you plan to attend this meeting.		□	□

HOUSEHOLDING ELECTION- Please indicate if you consent to receive certain future investor communications in a single package per household		□	□

Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners)			Date

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

INYX, INC. PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Stockholders
Thursday, August 24,2006

The undersigned stockholder of Inyx, Inc., a Nevada corporation, hereby appoints Jack Kachkar, M.D. and Jay M. Green, or either of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock of Inyx, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Mark Hotel, Madison Avenue at 77th Street, New York, New York, 10021, on August 24, 2006, at 9:00 a.m. (Eastern Daylight Time) and at any adjournment thereof, in accordance with the instructions on the reverse side.

This proxy, when properly executed, will be voted in the manner decided herein by the undersigned stockholder. If no direction is made, the proxy will be voted “FOR” all nominees in Proposal No. 1 and “FOR” Proposals No. 2 and No. 3. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

Address Changes/Comments: ______________________________________________________________________________________

________________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.